Exhibit 99.1

Green Thumb Industries Announces Expansion of Executive Leadership Team

Executive Management and Board Member Appointments to Take Effect January 1, 2023

CHICAGO and VANCOUVER, British Columbia, December 13, 2022 (GLOBE NEWSWIRE) – Green Thumb Industries Inc. (Green Thumb) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today announced the appointments of four executive leadership positions and one new board member. The leadership promotions include Anthony Georgiadis to President, Matt Faulkner to Chief Financial Officer, and Bret Kravitz to General Counsel and Secretary, as well as the appointments of Rachel Albert to Chief Administrative Officer and Dawn Wilson Barnes to the Company’s board of directors. These appointments will be effective January 1, 2023.

“These changes reflect the natural evolution of high-performing team members to positions of greater responsibility and demonstrate our conviction in the strength of our leadership,” said Green Thumb Founder, Chairman and Chief Executive Officer Ben Kovler. “I am especially pleased to recognize the pivotal role that Anthony Georgiadis has played over the last seven years. He continues to be an outstanding partner in leading the business, an excellent problem-solver, and a material value creator for shareholders. His deep understanding of the operations and financials, along with his proven leadership ability to empower the team to drive results, make him exceptionally suited for his new role of President. I am confident these moves will set us up for long-term success as we progress in this ever-changing landscape.”

As President, Georgiadis will be responsible for all operational and financial matters of the Company. His direct reports will include Chief Financial Officer, General Counsel, and Senior Vice Presidents who oversee operational functions. Georgiadis will continue to work closely with Kovler on overall corporate strategy and operations, while allowing Kovler to focus greater attention on capital allocation, strategic partnerships, brand positioning, investor relations, and mergers & acquisitions.

Georgiadis joined Green Thumb in 2015 and has played an integral role in growing the Company into one of the leading multi-state cannabis operators in the U.S. Since 2017, he has served as Chief Financial Officer, directing the Company’s cash flow and financial planning while overseeing operations for other areas of the business. Prior to Green Thumb, Georgiadis co-founded and served as Chief Operating Officer of Wendover Art Group, which he helped grow into one of the largest manufacturers of wall décor in North America. Georgiadis graduated magna cum laude from Bucknell University with a degree in finance and minor in mathematics.

Georgiadis said, “I am humbled by the trust that has been placed in me as well as the incredible passion we have across our leadership team. I view today’s announcement as recognition of our collective hard work and dedication to making Green Thumb a special place. I am also excited for Matt Faulkner, who has proven his financial acumen over the past several years, to take on the role of CFO. Green Thumb’s our ability to continue to identify and cultivate talent from within is critical to the execution of our strategy. And while our roles within the business evolve, our steadfast focus on creating authentic brands, high-quality flower and memorable experiences for the consumer remains.”

As Chief Financial Officer, Faulkner will be responsible for managing all financial activities for the Company. Faulkner joined Green Thumb in 2018 and was appointed to Chief Accounting Officer in 2020. During his tenure, he successfully facilitated the Company’s initial public offering in the U.S. and led the transition from reporting under International Financial Reporting Standards (IFRS) in Canada to U.S. Generally Accepted Accounting Principles (GAAP) reporting with the U.S. Securities and Exchange Commission. Prior to Green Thumb, Faulkner spent over 20 years at Walgreens, where he progressed through leadership roles in accounting and finance. Faulkner earned a bachelor’s degree in accounting from the University of Toledo, a Master of Business Administration in finance from Northern Illinois University and is a Certified Public Accountant.

As General Counsel and Secretary, Kravitz will serve as the primary legal advisor to management and the board while overseeing all legal matters of the Company. Kravitz has served as Chief Corporate Counsel since joining Green Thumb in 2017. Throughout his tenure, he has closed numerous strategic acquisitions, partnerships, and capital raises in coordination with Green Thumb’s executive team. Prior to Green Thumb, Kravitz held attorney positions at Dickinson Wright and Baker Hostetler. Kravitz earned a bachelor’s degree in finance from the University of Colorado, a Master of Business Administration in finance from the University of Denver and a Juris Doctor from Lewis & Clark Law School.

Rachel Albert will assume a new role as Chief Administrative Officer, supporting executive initiatives and decision-making while helping to shape Green Thumb’s culture. Albert joined Green Thumb as a consultant in 2020 to lead the Human Resources department. She has spent over 20 years as a trusted business partner in both high-growth and downsized organizational environments leading efforts aimed at engaging and motivating employees while delivering business results. Prior to Green Thumb, Albert held various roles with strategic and tactical human resources management oversight at GE Capital and was a consultant at Mercer HR Consulting in New York. Albert graduated magna cum laude from Tufts University in Boston and earned a Master of Business Administration from the Kellogg School of Management at Northwestern University.

Appointment of New Board Member

The Company also announced today the appointment of Dawn Wilson Barnes to its board of directors effective January 1, 2023. Barnes will join the board as an independent director and member of the audit committee.

Barnes is an experienced financial services professional, and currently serves as President and Founder of Aurora Bay Capital, an Atlanta-based financial services firm that provides institutional marketing and consulting services to firms seeking growth capital. Prior to founding Aurora Bay Capital, Barnes held positions in Private Finance, Equity Capital Markets and Investment Management at J.P. Morgan & Co. and Goldman Sachs and Co. in New York. Previously, Barnes held auditing and accounting positions with Honeywell, Inc. in Corporate Financial Audit in Minneapolis and the firm’s Military Avionics Division in St. Petersburg, Florida.

Barnes holds a Master of Business Administration in finance and entrepreneurial management from The Wharton School of the University of Pennsylvania, and a Bachelor of Business Administration in accounting from the University of Michigan. She is a FINRA-registered representative with Pickwick Capital Partners, LLC and passed the CPA exam in the state of Minnesota.

Kovler commented, “We are thrilled to welcome Dawn as an independent member to Green Thumb’s board. As a seasoned financial professional with expertise in capital markets and audit, she will be a strong addition to the team. Dawn’s appointment to our board will further strengthen our corporate governance, which remains a top priority for Green Thumb. I look forward to working with Dawn.”

Barnes added, “There are endless opportunities in the cannabis industry and the Green Thumb team has set forth an outstanding foundation to deliver long-term growth. I am beyond excited to join the Company’s board and support their growing success.”

Green Thumb continues to actively recruit additional board members in preparation for its potential U.S. listing and has hired an external recruiting firm to assist with the search.

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including &Shine, Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The company also owns and operates rapidly growing national retail cannabis stores called RISE. Headquartered in Chicago, Illinois, Green Thumb has 17 manufacturing facilities, 77 open retail locations and operations across 15 U.S. markets. Established in 2014, Green Thumb employs approximately 3,800 people and serves millions of patients and customers each year. The company was named to Crain’s Chicago Business Fast 50 list in 2021 and 2022 and a Best Workplace by MG Retailer magazine in 2018, 2019 and 2021. More information is available at www.GTIgrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements which may constitute “forward-looking information” within the meaning of applicable securities laws. Forward-looking information is often identified by the words “may,” “would,” “could,” “should,” “will,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “expect,” or similar expressions and include information regarding the filing of the Documents and the timing thereof. The forward-looking information in this news release is based upon the expectations of future events which management believes to be reasonable. Any forward-looking information speaks only as of the date on which it is made, and, except as required by law, Green Thumb does not undertake any obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise. The forward-looking information in this news release is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those express or implied. When considering these forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in Green Thumb’s public filings with the applicable securities regulatory authorities, including with the U.S. Securities and Exchange Commission on its website at www.sec.gov and with Canada’s System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, as well as on Green Thumb’s website at https://investors.gtigrows.com, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Investor Contact:

Andy Grossman

EVP, Capital Markets & Investor Relations

InvestorRelations@gtigrows.com

310-622-8257

Media Contact:

MATTIO Communications

GTI@mattio.com

Source: Green Thumb Industries